SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

[ X ] Filed by the registrant

[   ] Filed by a party other than the registrant


Check the appropriate box:

[   ] Preliminary Proxy Statement

[   ] Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))

[ X ] Definitive Proxy Statement

[   ] Definitive Additional Materials

[   ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                            LAKELAND INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

[GRAPHIC-LOGO FOR LAKELAND INUDSTRIES, INC.]
                     (LETTERHEAD LAKELAND INUDSTRIES, INC.)

Corporate Headquarters
711-2 Koehler Avenue
Ronkonkoma, NY USA 11779-7410
Tel: 516-981-9700
Fax:516-981-9751
E-Mail:74313.1743@compuserve.com
Internet:http://www.lakeland.com

Lakeland Limited-Use Clothing
Customer Service
800-645-9291
Tel: 205-350-3873
Fax:205-350-0773

Chemical Protective Clothing Division
Customer Service
800-645-9291
Tel:205-350-3873
Fax:205-350-3011

Hand/Arm Protection Division
Customer Service
800-886-8010
Tel:205-351-9126
Fax:205-353-9463

Woven Clothing Division
Customer Service
800-933-0115
Tel: 219-929-5536
Fax: 219-929-5562

Fire Protective Clothing Division
Customer Service
800-345-7845
Tel:205-350-3107
Fax:205-350-3011

                                                                    May 13, 1998







Dear Stockholder,

I am pleased to extend to you my personal invitation to attend the 1998 Annual Meeting of Stockholders of Lakeland Industries, Inc. (the "Company") on
Wednesday, June 17, 1998 at 10:00 a.m. at the Holiday Inn, 3845 Veterans Memorial Highway, Ronkonkoma, NY 11779.

The accompanying Notice of Annual Meeting and Proxy Statement contain a description of the formal business to be acted upon by the stockholders. At the meeting, I intend to discuss the Company's performance for its fiscal year ended January 31, 1998 and its plans for the current fiscal year. Certain members of the Company's Board of Directors and officers of the Company, as well as a representative of Grant Thornton LLP, the Company's independent auditors, will be available to answer any questions you may have, or to make a statement if they wish to.

While I am looking forward to seeing you at the meeting, it is very important that those of you who cannot personally attend assure your shares are represented. I urge you therefore to sign and date the enclosed form of proxy and return it promptly in the accompanying envelope. If you attend the meeting, you may, if you wish, withdraw any proxy previously given and vote your shares in person.



                                             Sincerely,





                                             /s/Raymond J. Smith
                                             -------------------
                                             President and Chairman of the Board

                            LAKELAND INDUSTRIES, INC.


                                    NOTICE OF


                       1998 ANNUAL MEETING OF STOCKHOLDERS
                                  June 17, 1998





      TO THE STOCKHOLDERS OF LAKELAND INDUSTRIES, INC.:

           Notice is hereby given that the Annual Meeting of Stockholders of Lakeland Industries, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, June 17, 1998 at 10:00 a.m. at the Holiday Inn, 3845 Veterans Memorial Highway, Ronkonkoma, NY 11779 for the following purposes:

           1.  To elect two Class III members of the Board of Directors, and

           2. To transact such other business as properly may come before the meeting or any adjournment thereof.

           Each share of the Company's Common Stock will be entitled to one vote upon all matters described above. Stockholders of record at the close of business on April 29, 1998 will be entitled to notice and to vote at the meeting.






      May 13, 1998




                       BY ORDER OF THE BOARD OF DIRECTORS
                         Christopher J. Ryan, Secretary







PLEASE DATE, VOTE AND SIGN THE ENCLOSED PROXY AND RETURN PROMPTLY. AN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THIS PURPOSE.

                            LAKELAND INDUSTRIES, INC.
                               711-2 Koehler Ave.
                           Ronkonkoma, New York 11779


                                 PROXY STATEMENT
                       1998 Annual Meeting of Stockholders
                                  June 17, 1998




                               GENERAL INFORMATION
--------------------------------------------------------------------------------



     This proxy statement is furnished in connection with the solicitation by the Board of Directors of Lakeland Industries, Inc. (the "Company") of proxies from the holders of the Company's $.01 par value Common Stock (the "Common Stock") for use at the 1998 Annual Meeting of Stockholders to be held on June 17, 1998, and at any adjournment thereof (the "Annual Meeting").

     This proxy statement, the accompanying form of proxy and the Company's 1998 Form 10-K (which includes the Company's Annual Report to Stockholders) are first being sent to the Company's stockholders on or about May 13, 1998.

     The accompanying proxy may be revoked by the person giving it at any time prior to its being voted; such revocation may be accomplished by a letter, or by a properly signed proxy bearing a later date, filed with the Secretary of the Company prior to the Annual Meeting. If the person giving the proxy is present at the meeting and wishes to vote in person, he or she may withdraw his or her proxy at that time.

     The Company has borne all costs of solicitation of proxies. In addition to solicitation by mail, there may be incidental personal solicitations made by directors, officers and regular employees of the Company and its subsidiaries. The cost of solicitation, including the payments to nominees who at the request of the Company mail such material to their customers, will be borne by the Company.


               VOTING SECURITIES AND STOCK OWNERSHIP OF OFFICERS,
                      DIRECTORS AND PRINCIPAL STOCKHOLDERS

     All holders of record of the Common Stock at the close of business on April 29, 1998, are entitled to notice of and to vote at the Annual Meeting. At the close of business on April 29, 1998, there were 2,610,472 shares of outstanding Common Stock, each entitled to one vote per share on all matters to be voted upon at the Annual Meeting. The Company's stockholders do not have cumulative voting rights.

      The following table sets forth information as of April 24, 1998, with respect to beneficial ownership of the Company's Common Stock by all persons known by the Company to own beneficially more than 5% of the Common Stock, each director and nominee for director of the Company and all directors and officers of the Company as a group. All persons listed have sole voting and investment power with respect to their shares of Common Stock.

              Name and Address                      Number of Common                  Percent of
              Beneficial Owner                 Shares Beneficially Owned               of Class
              ----------------                 -------------------------               --------
            Raymond J. Smith                           579,500   (1)                     22.2%
            711-2 Koehler Ave.
            Ronkonkoma, NY 11779


            Christopher J. Ryan                        250,977   (2) (6)                  9.61%
            711-2 Koehler Ave.
            Ronkonkoma, NY 11779


            Joseph P. Gordon                           134,500                            5.15%
            177-23 Union Tpke.
            Flushing, NY 11366


            John J. Collins, Jr.                       123,400   (3)                      4.73%


            Eric O. Hallman                             47,500   (3)                      1.82%


            Walter J. Raleigh                            6,000   (4)                       .23%


            All officers and directors
            as a group (7 persons)                   1,051,827   (5)                      40.3%

----------
Included in the above are fully exercisable options to purchase the Company's common stock, as follows:

            (1) 9,000 shares granted on June 5, 1996; and 44,500 shares granted January 1 and 2, 1994;
            (2) 4,050 shares granted on January 1, 1994;
            (3) 1,000 shares granted on June 15, 1994 and 1,000 shares granted on June 18, 1997 to each of Mr. Hallman and Mr. Collins;
            (4) 5,000 shares granted on April 18, 1997 and 1,000 shares granted June 15, 1995;
            (5) 107,000 shares granted between May 28, 1991 and June 18, 1997
            (6) Mr. Ryan disclaims beneficial ownership of 15,000 shares owned by his wife.

     Proposal 1 -

                              ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation provides for three classes of directors with staggered terms of office and provides that upon the expiration of the terms of office for a class of directors, nominees for each class shall be elected for a term of three years to serve until the election and qualification of their successors or until their earlier resignation, death or removal from office. The Company currently has one Class I director, two Class II directors and two Class III directors. At the 1998 Annual Meeting there are two nominees for director in Class III. The incumbent Class I and Class II directors have one year and two years, respectively, remaining on their terms of office.

     The Company has no reason to believe that either of the nominees will be disqualified or unable to serve, or will refuse to serve if elected. However, if a nominee is unable or unwilling to accept election, the proxies will be voted for such substitute as the Board of Directors may select. It is intended that the shares represented by proxies will be voted, in the absence of contrary instructions, for the election as director of the nominees for Class III named in the following table. The Board of Directors has nominated and Management recommends the election of the persons listed in the following table as Class III directors. The table also sets forth the names of the one director in Class I and the two directors in Class II whose terms of office have not expired, their ages, their positions with the Company and the period each has served as a director of the Company. There are no family relationships among the Board members.


                                                Position
                                                With the                Director
      Name                  Age                 Company                   Since
--------------------------------------------------------------------------------

                              NOMINEES FOR DIRECTOR
                                    CLASS III

                (Nominees for 3 Year Term Expiring in June, 2001)

--------------------------------------------------------------------------------

   Raymond J. Smith          59          Chairman of the Board,            1982
                                         President and Director

   Walter J. Raleigh         70          Director                          1991


                          INCUMBENT DIRECTOR - CLASS I

               (One Year Remaining on Term Expiring in June, 1999)


   Christopher J. Ryan       46          Executive Vice President -        1986
                                         Finance, Secretary and Director

                         INCUMBENT DIRECTORS - CLASS II

              (Two Years remaining on Term Expiring in June, 2000)
--------------------------------------------------------------------------------

   John J. Collins, Jr.      55          Director 1986

   Eric O. Hallman           54          Director 1982


     The principal occupations and employment of the nominees for director and for the directors continuing in office are set forth below:

     Raymond J. Smith, a co-founder of the Company, has been Chairman of the Board of Directors and President since its incorporation in 1982.

     Walter J. Raleigh is a director of CMI Industries, Inc., the successor company to Clinton Mills, Inc. and was president of Clinton Mills Sales, Co. Division, N.Y. from 1974 to 1995. Clinton Mills was a textile manufacturer of woven fabrics. Mr. Raleigh retired from Clinton Mills in 1995 and now is a Senior Adviser to CMI Industries, Inc. Mr. Raleigh is a former director of Kerry Petroleum Company, an oil and gas development company.

     Christopher J. Ryan has served as Executive Vice President-Finance and director since May, 1986 and Secretary since April 1991. From October 1989 until February 1991 Mr. Ryan was employed by Sands Brothers Co. Ltd. and Rodman & Renshaw, Inc., both investment banking firms. Prior to that, he was an independent consultant with Laidlaw Holding Co., Inc., an investment banking firm, from January 1989 until September 1989. From February, 1987 to January, 1989 he was employed as the Managing Director of Corporate Finance for Brean Murray, Foster Securities, Inc. He was employed from June, 1985 to March, 1986 as a Senior Vice President with the investment banking firm of Laidlaw Adams Peck, Inc., a predecessor firm to Laidlaw Holdings, Inc. Mr. Ryan has been a director of Auerback, Pollack & Richardson and Lessing, Inc. since 1996.

     John J. Collins, Jr. has been Senior Vice President of Liberty Brokerage, a government securities firm, since January 1987. From 1977 to January, 1987, he was Executive Vice President of Chapdelaine GSI, a government securities firm.

     Eric O. Hallman has been a director of the Company since its incorporation. He was President of Naess Hallman Inc., a shipbrokering firm, between 1984 and 1991. Mr. Hallman was also affiliated between 1991 and 1992 with Finanshuset
(U.S.A.), Inc., a shipbrokering and international financial services and consulting concern, and is currently an officer of Sylvan Lawrence, a real estate development company.

     During the year ended January 31, 1998, the Board of Directors of the Company met two times, and four of the five members of the Board of Directors attended at least 75% of the aggregate of (1) the total number of meetings of the Board of Directors held during the period when he was a director, and (2) the total number of meetings held by all committees of the Board of Directors on which he served (during the periods when he served).

Committees of the Board of Directors are as follows:

     1- The Stock Option and Compensation Committee is responsible for evaluating the performance of the Company's management, fixing or determining the method of fixing compensation of the Company's salaried employees, administering the Company's Stock Option and 401K/ESOP Plans, and reviewing significant amendments to a subsidiary's employee pension benefit plan. The Committee also, in conjunction with the Chief Executive Officer, considers the qualifications of prospective Directors of the Company and, as vacancies occur, recommends nominees to the Board of Directors. The Stock Option and Compensation Committee (which also functions as a nominating committee for nominations to the Board) will consider nominees to the Board recommended by stockholders. Such recommendations must be in writing and sent to the Secretary of the Company no later than January 31st of the year in which the Annual Meeting is to be held, accompanied by a brief description of the proposed nominee's principal occupation and his or her other qualifications which, in the stockholder's opinion, make such person a suitable candidate for nomination to the Board. This Committee met once during the year ended January 31, 1998. The committee members are:

     John J. Collins, Jr., Eric O. Hallman, and Walter J. Raleigh


     Compensation Committee Interlocks and Insider Participation

     Members of the Stock Option and Compensation Committee are outside directors who do not serve in any other capacity with respect to the Company or any of its subsidiaries. Messrs. Collins and Hallman are partners of POMS Holding Co. See "Certain Relationships and Related Transactions".

     2- The Audit Committee was formed in September, 1987 and is responsible for recommending to the Board of Directors the appointment of independent auditors for the fiscal year, reviewing with the independent auditors the scope of their proposed and completed audits, and reviewing with the Company's financial management and its independent auditors other matters relating to audits and to the adequacy of the Company's internal control structure. This Committee met once during the year ended January 31, 1998.

     The committee members are:

            John J. Collins, Jr., Eric O. Hallman, and Christopher J. Ryan

                       COMPENSATION OF EXECUTIVE OFFICERS
                       ----------------------------------

     The table below sets forth all salary, bonus and all other compensation paid to the Company's chief executive officer and each of the Company's other executive officers (who earned more than $100,000 per year in salary and bonus) for the years ended January 31, 1998, 1997 and 1996:

                 Name and                                                                      All Other
            Principal Position                  Year          Salary            Bonus        Compensation
            ------------------                  ----          ------            -----        ------------
            Raymond J. Smith,                   1998         $225,000         $ ------        $  3,089
            Chairman, President and CEO         1997          225,000           ------          ------
                                                1996          225,000           28,653          ------
            Christopher J. Ryan,                1998         $169,003         $  7,750        $  1,262
            Executive V.P.-Finance              1997          115,000           23,250          ------
            and Secretary                       1996          115,000           55,956          ------

            Harvey Pride, Jr.                   1998         $115,000         $ 23,000        $    910
            Vice President-                     1997          115,000           19,136          ------
            Manufacturing                       1996          115,000            9,044          ------

            James McCormick                     1998         $115,000         $  8,450        $  2,138
            VP - Treasurer                      1997           89,000           16,350          ------
                                                1996           89,000           10,968          ------

     There are four executive officers with salary and bonus individually exceeding $100,000. There were no pension or retirement plans or other benefits, payable or accrued, for such persons during fiscal year 1998. The Company has entered into employment contracts with certain executive officers providing for annual compensation of $262,500 for Mr. Smith and $175,000 for Mr. Ryan and $135,000 for Mr. Pride. Messrs. Smith and Pride each have a three year contract which expires on January 31, 2001, Mr. Ryan has a three year contract which expires on February 13, 2000. All contracts are automatically renewable for one or two year terms, unless in various instances 30 to 120 days notice is given by either party. The above named executives participate in the Company's 401-K Plan which commenced on January 1, 1995. The Company has made a contribution to this plan totaling $18,950, during the plan year ended December 31, 1997.

     These employment contracts are similar in nature and include disability benefits, vacation time, non-compete and confidentiality clauses. There are no provisions for retirement. Messrs. Smith, Ryan and Pride's contracts have an additional provision for annual bonus based on the Company's performance and based upon earnings per share formulas determined by the Stock Option and Compensation Committee of the Board of Directors of the Company. All contracts provide for lump sum payments of contracted salaries pursuant to various formulas should there be a change in control of the Company.

                 STOCK OPTION AND COMPENSATION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

Policies: The compensation policy of the Company is to provide its executive officers and management with a level of pay and benefits that will assure the Company's competitiveness and continued growth, and allow the Company to retain key executives critical to this long-term success and attract and retain qualified personnel. The Company competes for talented executives in a market segment where successful entrepreneurial executives are highly compensated. It also competes for executives with a background in manufacturing and selling protective safety garments. As a result, to obtain and retain highly qualified and motivated executives, the Compensation Committee has deemed it desirable to structure employment arrangements which compensate highly for high profitability and performance and to enter into written employment agreements with its senior executive officers.

     The Compensation Committee's responsibilities include overseeing the Company's compensation policies, supervising compensation for management and employee benefits and administering the Company's stock option and other employee benefit plans.

     The Compensation Committee also develops and negotiates employment agreements with key executive officers. These employment agreements include base salaries and incentive compensation arrangements designed to reward management for achieving certain production or performance levels. The Compensation Committee is also responsible for developing or reviewing incentive compensation arrangements which the Company enters into with executive officers and key individuals, other than those senior executives who have written employment agreements. See "Compensation of Executive Officers".

     In order to determine appropriate levels of executive compensation, the Compensation Committee reviews various factors, including individual performance, and evaluates the progress of the Company towards attaining its long-term profit and return on equity goals. Compensation packages for senior executive officers have been structured to attempt to compensate them to a substantial extent based on both the profitability of the Company as a whole and the productivity of their individual departments.

Particulars: Messrs. Eric O. Hallman, John J. Collins, Jr. and Walter J. Raleigh were members of the Company's Stock Option and Compensation Committee when it ratified Mr. Smith's and Mr. Pride's employment contracts in January 1998, and Mr. Ryan's which was ratified on February 14, 1997. Mr. Walter J. Raleigh joined the Board of Directors on April 18, 1991, as a third outside director and with Messrs. Hallman and Collins, these three outside directors presently make up the Stock Option and Compensation Committee.

     Messrs. Smith, Pride and Ryan were awarded base compensations of $262,500, $175,000 and $135,000, for fiscal 1999, respectively. In addition, the Committee reviewed what was normally paid the President and Chairman in Mr. Smith's case and Executive Vice President Finance and In-House Counsel in Mr. Ryan's case and the Chief Manufacturing Executive in Mr. Pride's case, in public companies of Lakeland's size and concluded that the compensation package represented close to the median of what other officers were being compensated in like public companies of comparable size after reviewing Growth Resources Officer Compensation Report Eleventh Edition - Panel Publications.

     These contracts also provide for bonuses in addition to salary based upon the Company's increase in earnings. (See Directors and Principal Stockholders.) The Stock Option and Compensation Committee believes that the contracts covering Messrs. Smith, Pride and Ryan are appropriately tied to their respective levels of expertise, were constructed at or below industry norms, and any increases in compensation were and will be tied to increases in the Company's earnings. The Stock Option and Compensation Committee also took into consideration that since the inception of the Company 15 years ago there have been no executive pension plans, deferred compensation plans, or other compensation or benefit plans for executives of the Company other than the Company's Stock Option Plan and the 401-K/ESOP Plan, the latter of which went into effect January 1, 1995.

     The Board Compensation Committee Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.


Performance Graph

     The Corporate Performance Graph, appearing on the following page, obtained from Media General Financial Services of Virginia, compares the five year cumulative total return of the Company's common stock with that of a broad equity market index, including dividend reinvestment and with that of a peer group.

     Option/SAR Grants in Last Fiscal Year - No stock options were granted to any employee not listed below in fiscal 1998 and no SAR grants have been made since inception of the Stock Option Plan. See "Directors' Compensation".


Stock Option Plan

     Messrs. Smith, Ryan, Pride and McCormick participate in the Company's Incentive Stock Option Plan (common stock) as follows:

                     No. of                                Date(s)                                          Grant
   Name of           Shares         Option                   of                      Expiration             Date
  Executive          Granted         Price                  Grant                      Date(s)              Value
  ---------          -------         -----                  -----                      -------              -----
Mr. Smith            53,500       $2.25 - 3.50     6/5/96 & 1/2/94 & 1/1/94    6/4/06 & 1/2/99 & 1/1/99     $140,894

Mr. Ryan              4,050       $2.25                     1/1/94                     1/1/04               $  9,113

Mr. Pride            29,600       $2.25 - 3.50          6/5/96 & 1/1/94            6/4/06 & 1/1/04          $ 91,600

Mr. McCormick         9,850       $2.25 - 3.50          6/5/96 & 1/1/94            6/4/06 & 1/1/04          $ 28,413

     There are currently 250,000 option shares available for future grant under this plan. During the year ended January 31, 1998, no stock options were granted and the following options were exercised:

                      No. of
   Name of            Shares       Exercise                Date of               Per Share Exercise
  Executive          Exercised       Price                Exercise                   Date Value
  ---------          ---------       -----                --------                   ----------
Mr. Ryan             40,000          $1.37                  9/11/97                   $6 15/16
                      4,700          $2.25                  9/11/97                   $6 15/16

Mr. McCormick         5,000          $2.25                 10/10/97                   $7 7/8


                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                        AMONG LAKELAND INDUSTRIES, INC.
                   S&P INDUSTRIES INDEX AND PEER GROUP INDEX


                 [GRAPHIC-GRAPH PLOTTED TO POINTS LISTED BELOW]

                                               FISCAL YEAR ENDING
                             --------------------------------------------------------
COMPANY                      1993     1994       1995       1996      1997      1998
                             ----     ----       ----       ----      ----      ----
LAKELAND INDUSTRIES INC.      100    140.00     253.33     228.34    168.34    433.33
PEER GROUP                    100    111.22     104.28      69.25     67.09     74.31
BROAD MARKET                  100    112.45     114.41     157.04    198.04    250.28


THE PEER GROUP CHOSEN WAS:
Customer Selected Stock List

THE BROAD MARKET INDEX CHOSEN WAS:
AN INDEX OF THE COMPANIES ON THE S&P INDUSTRIALS INDEX

THE PEER GROUP IS MADE UP OF THE FOLLOWING SECURITIES;

ANGELICA CORP
CYRK INC
EASTCO INDUSTRIAL SAFETY
SALANT CORP



                     ASSUMES $100 INVESTED ON FEB. 1, 1993
                          ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING JAN. 31, 1998

                            DIRECTORS' COMPENSATION
                            -----------------------


     Members of the Board of Directors, in their capacity as directors, are reimbursed for all travel expenses to and from meetings of the Board. Outside Directors received $750 for each meeting as compensation for serving on the Board. There are no charitable award or director legacy programs. Messrs. Collins, Hallman and Raleigh participate in the Company's Non-employee Directors' Option Plan as follows:

                        # of       Option       Date of      Expiration
    Director            Shares     Price        Grant        Date
    --------            ------     -----        -----        ----------

    Mr. Collins         1,000       5.125      6/18/97        6/18/2003
    Mr. Collins         1,000       3.88        6/15/94       6/15/2000
    Mr. Hallman         1,000       5.125      6/18/97        6/18/2003
    Mr. Hallman         1,000       3.88        6/15/94       6/15/2000
    Mr. Raleigh         1,000       4.25        6/15/95       6/15/2001
    Mr. Raleigh         5,000       3.25       4/18/97        4/18/2003

     There are currently 40,000 option shares available for future grant under this plan. During the year ended January 31, 1998, no options were granted and the following options were exercised:

                        # of       Exercise     Date         Per Share Exercise
    Director            Shares     Price        of Exercise  Date Value
    --------            ------     -----        -----------  ------------------

    Mr. Collins         5,000       $1.43       5/13/97      $3.50
    Mr. Hallman         5,000       $1.43       5/13/97      $3.50


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
                 ----------------------------------------------

     POMS Holding Co. ("POMS", a partnership consisting of Raymond J. Smith, Eric O. Hallman, John J. Collins, Jr., Joseph P. Gordon, Harvey Pride, Jr. and certain other stockholders of the Company) leases to the Company a 90,308 square foot disposable garment manufacturing facility in Decatur, Alabama. Under leases effective January 1 and March 1, 1995 and expiring on August 31, 1999, the Company pays an annual rent of $364,900 and is the sole occupant of the facility.

     During September 1992 Highland, a former wholly-owned subsidiary of the Company, relocated to Somerville, Alabama from the above mentioned Decatur facility. Highland entered into a $1,500 month to month lease agreement for 12,000 sq. ft. of manufacturing space, sharing this same Somerville location with Chemland, another former wholly-owned subsidiary of the Company. Chemland currently has a $1,600 month to month lease agreement for 12,000 sq. ft. This Somerville facility is owned by Harvey Pride, Jr., an officer of the Company.

     The Company believes that all rents paid to POMS and Harvey Pride, Jr. by the Company, Highland and Chemland Divisions are comparable to what would be charged by an unrelated third party. The net rent paid to POMS by the Company for the year ended January 31, 1998, amounted to $368,011 and the total rent paid to Harvey Pride, Jr. by the Company for use by its Highland and Chemland divisions, for the year ended January 31, 1998, amounted to $37,200.

     An Qiu Holding Co., ("An Qiu" a partnership consisting of all the Directors of the Company, one officer and four employees) leases to the Chinese division of the Company 39,660 square feet of manufacturing space in Shangdong Province, PR, China. The partnership owns the buildings located on property which it leases in China for a 50 year period. This month to month lease to the Company's division was effective 1/1/98, at $3,024 per month, $36,288 annually. A formal lease will not be effective until August 1998 when full construction is completed. The Company's division is the sole occupant of the facility.

     During the year ended January 31, 1998 the Company made payments totaling $778 to Madison Mobile Storage, Inc. for trailer rentals, and $557,855 for expenses incurred by Madison Mobile Storage, Inc. in running the Company's Missouri facility. Such expenses included employee payroll, insurance, auto and other miscellaneous expenses. The principal shareholder of Madison Mobile Storage, Inc. is Mr. Harvey Pride, Jr. who is also an officer of the Company.

     The Company paid or accrued legal fees of $3,369 for the fiscal year ended January 31, 1998 to the law firm of Wildman, Harrold, Allen, Dixon & Smith, the Company's General Counsel, of which a partner, Mr. Thomas Smith, is the brother of Raymond J. Smith.


                                  OTHER MATTERS
                                  -------------



     The Board of Directors knows of no matters other than those described above that may come before the Annual Meeting. As to other matters, if any, that properly may come before the Annual Meeting, the Board of Directors intends that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.


                  STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING
                  ---------------------------------------------

     Stockholder proposals for inclusion in the Company's Proxy Statement for the 1999 Annual Meeting of Stockholders must be received by the Company not later than January 31, 1999. The person submitting the proposal must have been a record or beneficial owner of the Company's Common Stock for at least one year and must continue to own such securities through the date on which the meeting is held, and the securities so held must have a market value of at least $1,000. Any such proposal will be included in the Proxy Statement for such Annual Meeting if the rules of the Securities and Exchange Commission are complied with as to the timing and form of such proposal, and the content of such stockholder's proposal is determined by the Company to be appropriate under rules promulgated by the Commission.




                                          By the Order of the Board of Directors

                                          Christopher J. Ryan,
                                          Secretary


May 13, 1998

                                 REVOCABLE PROXY
                            LAKELAND INDUSTRIES, INC.
              711-2 Koehler Avenue, Ronkonkoma, New York 11779-7410

[ X ] PLEASE MARK VOTES AS IN THIS EXAMPLE

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

  The undersigned hereby appoints John J. Collins and Christopher J. Ryan as proxies, each with power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated hereon, all the shares of common stock of Lakeland Industries, Inc., held of record by the undersigned on April 29, 1998 at the annual meeting of stockholders to be held on June 17, 1998 or any adjournment there of.

1. Election of Directors

   Raymond J. Smith and Walter J. Raleigh

   [  ] For            [  ] Withhold            [  ] For All Except

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

--------------------------------------------------------------------------------

2. Other Business
   1. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

  Please sign exactly as your name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                         Please be sure to sign and date
                          this Proxy in the box below.


                    ----------------------------------------
                                      Date

                    ----------------------------------------
                             Shareholder sign above

                    ----------------------------------------
                          Co-holder (if any) sign above


   Detach above card, sign, date and mail in postage paid envelope provided.

                            LAKELAND INDUSTRIES, INC.

                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY